UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2008

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Twenty-First Street, N.W., Suite 600, Washington D.C.		20036
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (202) 872-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement.

On December 15, 2008, Farmer Mac sold 70,000 shares of its newly issued Series B-3 senior cumulative perpetual preferred stock (“Series B-3”) to Guggenheim Partners, LLC (“Guggenheim Partners”), a large institutional investor, which then allocated all the shares of Series B-3 among various affiliated investment funds.  Series B-3 has a par value of $1,000 per share and an initial liquidation preference of $1,000 per share (subject to adjustment of such fixed dollar amount for any stock splits, stock dividends, combinations, recapitalizations or similar transactions). Farmer Mac sold Series B-3 without registration under the Securities Act of 1933, as amended, in reliance upon the exemption provided by Section 3(a)(2) for an aggregate purchase price of $75,000,000, or $1,000 per share.

Guggenheim Partners and its affiliates together comprised all the beneficial owners of Farmer Mac’s 6.40% Series A cumulative preferred stock (“Series A”) as of December 15, 2008. In conjunction with the issuance and sale of Series B-3, Farmer Mac repurchased from Guggenheim Partners and its affiliates all of the outstanding shares of  Series A for $35,000,000 and then retired Series A.

The Series B-3 certificate of designation provides holders of Series B-3 with the following rights:

Seniority.  With respect to dividends, distributions upon a change of control (as defined below), liquidation, and dissolution or winding up of Farmer Mac, Series B-3 ranks senior to Farmer Mac’s outstanding Class A Voting Common Stock, Class B Voting Common Stock, Class C Non-Voting Common Stock, Series A and any other capital stock issuable in the future.  Series B-3 ranks pari passu with Series B-1 (as defined below) and Series B-2 (as defined below).

Dividends.  Dividends on Series B-3 will compound quarterly at an annual rate of 10% of the then-applicable Liquidation Preference (as defined below) per share.  The annual rate will increase to 12% from and after the period beginning January 1, 2010, 14% from and after the period beginning January 1, 2011 and 16% from and after the period beginning January 1, 2012.  Dividends on Series B-3 will accrue and cumulate from December 15, 2008 whether or not declared by Farmer Mac’s Board of Directors (the “Board”) and will be payable quarterly in arrears out of legally available funds when and as declared by the Board on each dividend payment date, beginning March 31, 2009.  Farmer Mac may pay dividends on Series B-3 without paying dividends on any outstanding class or series of stock that ranks junior to Series B-3.

Redemption.  Farmer Mac has the right, but not the obligation, to redeem all, but not less than all, of the issued and outstanding shares of Series B-3 at a price equal to the then-applicable Liquidation Preference beginning on September 30, 2009 and on each subsequent dividend payment date.  Farmer Mac must redeem all, but not less than all, of the outstanding shares of Series B-3 at a price equal to the then-applicable Liquidation Preference under specified circumstances, including (i) in the event that any indebtedness of Farmer Mac or its subsidiaries (“Farmer Mac Debt”) becomes or is declared due and payable prior to the stated maturity thereof or is not paid when it becomes due and payable, (ii) an event of default occurs with respect to any Farmer Mac Debt, (iii) Farmer Mac redeems Series B-1 or Series B-2, (iv) Farmer Mac becomes bankrupt or insolvent or a receiver or conservator is appointed for Farmer Mac, or (v) a failure by Farmer Mac to provide certain reports to the holders of Series B-3.  The redemption price for any shares of Series B-3 redeemed by Farmer Mac will be payable in cash equal to the original issue price of Series B-3 ($1,000 per share), plus all accrued but unpaid dividends (the “Liquidation Preference”) (subject to adjustment of such fixed dollar amount for any stock splits, stock dividends, combinations, recapitalizations or similar transactions) or, at the election of Farmer Mac, payable in securities and loans that are qualified under the Farmer Mac I or Farmer Mac II programs or other assets acceptable to the holders of Series B-3.

Change of Control.  Upon a change of control of Farmer Mac, holders of Series B-3 will be entitled to receive an amount in cash equal to the Liquidation Preference.  A “change of control” means the occurrence of (i) any consolidation or merger of Farmer Mac with or into any other entity, or any other corporate reorganization or transaction (including the acquisition of capital stock of Farmer Mac), in which the stockholders of Farmer Mac immediately prior to such consolidation, merger, reorganization or transaction own capital stock representing directly, or indirectly through one or more entities, less than 50% of the voting power of Farmer Mac or other surviving entity immediately after such consolidation, merger, reorganization or transaction, (ii) any transaction or series of related transactions, after giving effect to which in excess of 50% of Farmer Mac’s voting power is owned directly, or indirectly through one or more entities, by any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), or (iii) a sale, lease or other disposition of all or substantially all of the assets of Farmer Mac and its subsidiaries on a consolidated basis in any transaction or series of related transactions to any “person,” excluding, in the case of clause (i) or (ii) above, any bona fide primary or secondary public offering of securities.

Voting Rights.  Except as required by applicable law, the holders of Series B-3 are not entitled to any voting rights.

Protective Rights.  Consent of at least two-thirds of the shares of Series B-3 will be required for certain transactions involving Farmer Mac, including, without limitation, (i) proposals by Farmer Mac to change its bylaws in a manner that adversely affects the rights of the holders of Series B-3, (ii) increases or decreases in authorized amounts of Series B-3 other than through authorized redemptions, (iii) any issuance of capital stock that ranks senior to or on parity with Series B-3, (iv) a voluntary bankruptcy, (v) the redemption or repurchase of its equity securities (other than authorized redemptions of Series B-1, Series B-2 or Series B-3 ), or (vi) a change of control of Farmer Mac.

In conjunction with the issuance and sale of Series B-3, Farmer Mac amended the certificates of designation for its Series B-1 senior cumulative perpetual preferred stock (“Series B-1”) and Series B-2 senior cumulative perpetual preferred stock (“Series B-2”):  (i) to change the par value of each series to $1,000 per share from $1.00 per share and (ii) to expand each series’ mandatory redemption provisions to obligate Farmer Mac to redeem Series B-1 and Series B-2 if, in the case of Series B-1, Farmer Mac redeems Series B-2 or Series B-3 and, in the case of Series B-2, Farmer Mac redeems Series B-1 or Series B-3.  The material terms of Series B-1 and Series B-2 and certain relationships between some of the holders of Series B-1 and Series B-2, on the one hand, and Farmer Mac, on the other hand, are described in Item 1.01 of Farmer Mac’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2008, which description is incorporated herein by reference.

Farmer Mac also issued and sold to National Rural Utilities Cooperative Finance Corporation (“National Rural”) 15,000 shares of newly issued Series B-1 on December 15, 2008.   Farmer Mac issued and sold the shares of Series B-1 to National Rural without registration under the Securities Act in reliance upon the exemption provided by Section 3(a)(2) for an aggregate purchase price of $15,000,000, or $1,000 per share.

On December 15, 2008, Farmer Mac and its wholly owned subsidiary, Farmer Mac Mortgage Securities Corporation (“FMMSC”), entered into a note purchase agreement (the “agreement”) in the amount of $500 million with National Rural.  The agreement allows National Rural to borrow up to $500 million from FMMSC through December 31, 2015.  Farmer Mac will guarantee all advances made by National Rural to FMMSC under the agreement.  Advances under the agreement must occur prior to December 31, 2010.  National Rural may select a fixed rate or variable rate at the time of each advance.  Notes with a fixed interest rate will be based on the applicable benchmark treasury rate plus a spread determined at the time of the advance and will mature five years from the closing date up to December 31, 2015.  Notes with a variable interest rate will be based on three month LIBOR plus a spread determined at the time of the advance and may have a maturity of two years or less from the closing date up to December 31, 2012.

National Rural is required to pledge eligible distribution system or power supply system loans as collateral in an amount at least equal to the total principal amount of notes outstanding under the agreement.  In connection with each advance made under the agreement, National Rural will also be required to purchase Farmer Mac Series C non-voting preferred stock in an amount sufficient to maintain a balance at all times that is at least equal to 4% of the principal amount of the notes outstanding under the agreement.

Item 3.02  Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is herein incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

Date:	December 19, 2008	/s/ Jerome G. Oslick
Name: Jerome G. Oslick
Title: Vice President – General Counsel